Exhibit 10.2

FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This First Amendment to Agreement and Plan of Merger (the “Amendment”) dated as of March 13, 2007, is entered into by and among American Access Technologies, Inc., a Florida corporation (“AAT”), AAT Merger Sub, Inc., a Florida corporation and a wholly-owned subsidiary of AAT (“Merger Sub”) and M & I Electric Industries, Inc., a Texas corporation (“M & I”).

WHEREAS, AAT, Merger Sub and M & I have previously entered into that certain Agreement and Plan of Merger dated as of December 1, 2006 providing for the merger of M & I with and into Merger Sub in accordance with the terms and provisions more specifically set forth therein (the “Merger Agreement”); and

WHEREAS, AAT, Merger Sub and M & I desire to amend the Merger Agreement pursuant to the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Capitalized terms used herein and not defined herein shall have the meanings set forth in the Merger Agreement.

2. The undersigned parties hereby expressly agree to amend the Merger Agreement as follows:

2.1 The introductory paragraph of Section 6.1 is deleted in its entirety and replaced by the following:

“6.1 Conduct of Business by AAT and M & I. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, AAT and M & I shall (and M & I shall cause each of its Subsidiaries to), except to the extent that the other party shall otherwise consent either in writing or by electronic transmission to a designated email address (which consent may be given by either the President or at the direction of the Board of Directors of the respective party), carry on its business, in the usual, regular and ordinary course consistent with past practices, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, pay its debts and Taxes when due subject to good faith disputes over such debts or Taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to (a) preserve substantially intact its present business organization, (b) keep available the services of its present officers and key employees and (c) preserve its relationships with customers, suppliers, distributors, contractors, and others with which it has significant business dealings. In addition, except as contemplated by the terms of this Agreement or set forth in the Disclosure Manual of a party delivered hereby, without the prior consent of the other party (which may either be in writing or by electronic transmission to a designated email address given by either the President or at the direction of the Board of Directors of the respective party), during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, each of AAT and M & I shall not (and M & I shall cause each of its Subsidiaries to not) do any of the following:”

2.2 Section 7.9 is hereby deleted in its entirety and replaced by the following:

“7.9 [Intentionally deleted.]”

2.3 Section 8.4(b) is hereby deleted in its entirety and replaced by the following:

“(b) [Intentionally deleted.]”

2.4 Section 8.10 is hereby deleted in its entirety and replaced by the following:

“8.10 [Intentionally deleted.]”

2.5 Section 8.11(a) is amended to delete the reference therein to Section 8.10.

2.6 Section 9.1(a)(vi) is amended to change the date set forth therein from March 15, 2007 to April 30, 2007.

3. AAT acknowledges that M & I has hired Charles Dauber as M & I’s Senior Vice President of Marketing and AAT further consents to such employment and agrees that the M & I Disclosure Manual may be amended to reflect such action. M & I acknowledges that AAT has entered into a written employment agreement with Erik Wiisanen dated November 27, 2006 and agrees that the AAT Disclosure Manual may be amended to reflect such action.

4. Except as herein provided, the terms of the Merger Agreement shall remain in full force and effect.

5. This Amendment may be executed in several counterparts, and all such counterparts, when so executed and delivered, shall constitute but one and the same agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

AMERICAN ACCESS TECHNOLOGIES, INC.		M & I ELECTRIC INDUSTRIES, INC.

By:	/s/ Timothy Adams	By:	/s/ Neal T. Hare
Title:	President	Title:	Senior Vice President and COO

2